Exhibit 16(a)

POWER OF ATTORNEY

for BlackRock Funds II

The undersigned, James H. Bodurtha, Bruce R. Bond, Stuart E. Eizenstat, Robert Fairbairn, Henry Gabbay, Lena G. Goldberg, Robert M. Hernandez, Henry R. Keizer, John F. O’Brien, Donald C. Opatrny and John M. Perlowski, Trustees of BlackRock Funds II, hereby authorize Benjamin Archibald, John M. Perlowski, Neal J. Andrews, Jay M. Fife, Jennifer McGovern, Scott Hilton, and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-14 for BlackRock Funds II or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of BlackRock Funds II or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 13th day of February, 2018.

Signature	Title	Signature	Title

/s/ James H. Bodurtha James H. Bodurtha	Trustee	/s/ Robert M. Hernandez Robert M. Hernandez	Trustee

/s/ Bruce R. Bond Bruce R. Bond	Trustee	/s/ Henry R. Keizer Henry R. Keizer	Trustee

/s/ Stuart E. Eizenstat Stuart E. Eizenstat	Trustee	/s/ John F. O’Brien John F. O’Brien	Trustee

/s/ Robert Fairbairn Robert Fairbairn	Trustee	/s/ Donald C. Opatrny Donald C. Opatrny	Trustee

/s/ Henry Gabbay Henry Gabbay	Trustee	/s/ John M. Perlowski John M. Perlowski	Trustee

/s/ Lena G. Goldberg Lena G. Goldberg	Trustee